Exhibit 23.1

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of NeoGenomics, Inc.

We hereby consent to the incorporation in this Registration Statement on Form S-3, of our report dated February 21, 2013 on the consolidated financial statements of NeoGenomics, Inc. as of and for the years ended December 31, 2012 and 2011, which are incorporated by reference into such registration statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Kingery & Crouse P.A.

Kingery & Crouse, P.A.

Certified Public Accountants

Tampa, Florida

December 27, 2013